Exhibit 99(c)(12)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”.  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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Champions of Growth

November 17, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary	($ in millions)

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	11/15/05: Will hear back later this month.
**	x	x	11/16/05: Sent Teaser.
**	x	x	11/16/05: ** to follow-up later this month.
**	x	11/15/05: Sent an e-mail.
**	x	x	11/14/05: ** requested more time to respond; ACQUIRED BY **.
**	Hold off for now.
**	x	x	11/16/05: Sent Teaser.
**	x	x	11/9/05: Sent Teaser.
**	x	x	11/16/05: Sent Teaser.
**	Hold off for now.
**	Hold off for now.
**	Hold off for now.

Total	12	8	6	0	0	0

**  Confidential material redacted and submitted separately to the Securities and Exchange Commission.

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Potential Buyers Contact Summary

Financial Buyers Contact Summary

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	11/11/05: Sent Teaser.
**	x	11/15/05: Left a voicemail.
**	x	11/11/05: Initiated contact.
**	x	x	11/10/05: Sent Teaser.
**	x	x	11/9/05: Sent Teaser.
**	11/15/05: Hold off for now.
**	x	x	11/16/05: Teaser sent.
**	x	x	11/14/05: Teaser and NDA sent.
Austin Ventures	x	x	x	x	11/14/05: TWP to follow-up.

Total	9	8	6	0	1	1

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.